CASINO LEASE AND OPERATING MANAGEMENT CONTRACT BETWEEN SOCIETE
                LOISIRS CLUB HAMMAMET AND CLEOPATRA PLACE LIMITED

                           CASINO LEASE AND OPERATING
                               MANAGEMENT CONTRACT



                          SOCIETE LOISIRS CLUB HAMMAMET

                                      OWNER




                            CLEOPATRA PALACE LIMITED

                                     LESSEE


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                          SOCIETE LOISIRS CLUB HAMMAMET

                 CASINO LEASE AND OPERATING MANAGEMENT CONTRACT

THIS DOCUMENT WITNESSETH:

ON THE HAND, SOCIETE LOISIRS CLUB HAMMAMET, domiciled in Tunis, Tunisia
("Owner")

          AND ON THE OTHER HAND, CLEOPATRA PALACE LIMITED, the casino operating company of Dublin, Ireland ("Lessee"), the shareholders of which are as follows:
Gabriel Tabarani; Alem Yaghi; Clifford Jones and Nona Morelli's II, Inc, a Colorado (U.S.A.) corporation.

         WHEREAS,   Owner  is  the  present  owner  of  a  building,  now  under construction (the "Casino-Property") as more fully described in Exhibit A which is incorporated by reference; and

         WHEREAS, Owner presently has an agreement in principle which will allow it to obtain a governmental license or Permit which legally authorises it to operate and maintain a gaming casino (the "Casino ) with slot machines, table games and video machines in Tunisia (the "Gambling License") subject to compliance by Owner and by Lessee with all applicable Tunisian laws and regulations; and

          WHEREAS, the parties hereto desire to enter into this Lease for the Casino Property ir; which Lessee shall operate a Casino with the particular location of the Casino Property being more fully described in Exhibit B.

         NOW, THEREFORE, in consideration of the covenants and conditions herein to be kept and performed by the parties hereto, and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the following shall be, and hereby is understood and agreed:

1. Lease. Owner does hereby lease the Casino-Property and Gambling License to Lessee for a fIxed rental as follows:

          A. First year beginning 31st December 1994 or occupancy (whichever is the latest) when the space designated as that for housing the Casino Property is deemed to be ready for occupancy, according to building and other such regulations as per the initial control office (SOCOTEC) certificate.
                    Lessee will pay, the sum of One Million United States Dollars (US 1,000,000), payable to the owner in its entirety on occupancy.

          B. Second year beginning one (1 ) year from the date of occupancy by Lessee as mentioned above, as the sum of Two Million United States Dollars (US $2,000,000.00), payable to the Owner in its entirety one year after occupancy;

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          C.        Third  year  beginning  two  (2)  years  from  the  date  of occupancy by Lessee as mentioned above, the sum of Two and One-Half Million United States Dollars (US $2,500,000.00), payable to the Owner in its entirety two years after occupancy;

          D. Fourth year beginning three years form the date of occupancy by Lessee as mentioned in 1 A above the sum of Three Million United States Dollars (US $3,000,000.00), payable to the Owner in its entirety three years after occupancy;

          E. Fifth year and thereafter, yearly increases of Two Hundred Fifty Thousand Dollars (US $250,000.00) up to a total rental per year of Five Million Dollars (US $5,000,000.00) per annum, payable to the Owner in its entirety four years after occupancy and of each year of this Agreement thereafter, as hereunder:

                         US $3,250,000.00 four years after occupancy;
                         US $3,500,000.00 five years after occupancy;
                         US $3,750,000.00 six years after occupancy;
                         US $4,000,000.00 seven years after occupancy;
                         US $4,250,000.00 eight years after  occupancy;
                         US $4,500,000.00 nine years after occupancy;
                         US $4,750,000.00  ten years after occupancy;
                         US $5,000,000.00 eleven years after occupancy,
                    and
                         US $5,000,000.00 twelve, thirteen and fourteen years after occupancy.

2. Operation. Lessee shall manage the Casino-Property by and through experienced and professionally competent operators, reasonably acceptable to Owner. Lessee shall have full and complete control of the operation of the Casino, subject only to the terms and conditions of this Agreement.

3. License. Owner shall maintain the Gambling License for and during the entire term of this Agreement, and Owner hereby authorises the Lessee to operate the Casino during the term of this Agreement in accordance with the provisions of the Gambling License, the laws of Tunisia, and other terms of this Agreement. Commencement of the initial term and the continuation of this Agreement and Lessee's and Owner's obligations hereunder are subject to Owner obtaining and maintaining in effect the Gambling License, without prejudice to Clause 4 below.

4. Compliance. Lessee shall comply with the laws of Tunisia in operating the Casino-Property under the Gambling License in accordance with the terms of this Agreement. If the Casino license is to be frozen or withdrawn temporarily by the Tunisian Authority for any reason caused by the Lessee, the Lessee will keep paying the rent during that period up to one year. In the event that Lessee is unable to cure the default that caused the license to be frozen or withdrawn, the contract automatically terminates, unless agreed otherwise between the two parties. Where the contract terminates because of the fault of or actions attributable to the Lessee, the Owner has the right to take back the building and all the fittings, furniture and equipment supplied originally and owned by the Lessee, without compensation.

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5.        Term. This Agreement shall be effective when signed by the parties but the initial term of this Agreement shall be fifteen (15) years from the date of occupancy by Lessee as stated above, i.e. December 1994. This Agreement shall be renewed after renegotiation two years prior to its termination as defined in this Agreement, i.e. renegotiated by not later than 31st December 2007.

6. Lessee during the term of the Agreement will be responsible for the payment to the Owner of charges incurred for the interior and external maintenance of the Casino Property including but not limited to the air conditioning and ventilation system(s), electrical and plumbing outlets and carpeting, and all other landlord and Lessee fittings.

7. The Owner recognises that Lessee in order to obtain full enjoyment of the Casino facilities requires that the hotel complex be completed by 1st June 1995; otherwise the Lessee has the right to suspend the payments of the rental during the time from that date until the hotel is completed, and the lease shall be extended by that same period of time.

8. Surrender at Termination. At the expiration of the term of this Agreement, or upon the earlier termination thereof, Lessee shall surrender and return the Casino-Property in the condition thereof existing at the commencement of the term, ordinary wear and tear, and damage by fire or other casualty, excepted. Lessee shall be entitled to retain all of its furniture, gambling machines, equipment' records, supplies inventories and other personal property utilised in the operation of the Casino-Property except as provided in Clause 4 above.

9. Operating Capital. Lessee shall provide and expend a minimum of Three Million United States Dollars (US $3,000,000.00) in funds to equip the Property.

10. Deposit. As security for the lease payment(s), and the execution of all the terms and conditions of this Agreement, the Lessee shall deposit the sum of One Million United States Dollars (US$1,000,000) in the following two ways:

          A- Five hundred thousand United States Dollars (US$500,000) in the form of a bank guarantee issued by a prime bank acceptable to Owner. This guarantee to be effective as of the date of signing of this Agreement

          B- a cash payment of Five hundred thousand United States Dollars (US$500,000) to the account of the Owner in Tunis or any other place designated by Owner, within 45 days (forty five days) from the date of this Agreement. An interest rate of 7% (seven per cent) per year will be payable to Lessee by the Owner on this amount until it is returned to Lessee.

          Both (A & B) and interest thereon will be released by Owner to Lessee by 31st December 1998, upon faithful performance of the terms and conditions of this Agreement by the Lessee.

11.       Furniture. Furnishings. Fixtures and Equipment.

          A.        Owner   shall,   at  its  sole   expense,   make  ready  the
                    Casino-Property for occupancy according to building and other such regulations as per the control office (SOCOTEC) certificate, painted and fitted with carpet of local manufacture. This includes all costs of roads, adequate parking, access corridors, walkways, and landscaping.

          B. Lessee shall, at its sole expense, "provide all gaming devices and related equipment necessary for the operation of the Casino including decoration and chandeliers as required by Lessee to a standard befitting a property of this stature without prejudice to Clause 9 above. Parking attendants for the Casino Property shall be employees of the Lessee. Such costs will not include items specified in (B) below.

12.      Conduct of Business.

          A. During the term of this Agreement, the Casino and Gambling License shall be used solely for the purposes of this Agreement. Lessee shall manage and operate the Casino to the best of its ability; and in a proper, efficient and businesslike manner; and to the extent that the ambiance of a high class casino shall at all times be maintained, without prejudice to clauses aforegoing. Lessee shall keep the Casino open and available for business on all days of the months of January through December [twelve (12) months] not less than eight (8) hours per day, but only during the times when there is sufficient business to justify the operation, except when prevented by force majeure. In such an occurrence, Lessee is entitled to a rebate/reduction of 50% of the rent so due for six (6) months after which both the Owner and/or the Lessee may terminate this Agreement

          B. Lessee shall employ and train all employees of the Casino-Property. All such employees shall be the employees of the Lessee. All employees of the Casino-Property shall be neatly and cleanly attired and if any of the Casino-Property's employees shall, in any way, bring discredit upon the Country of Tunisia or any city therein, they shall be immediately discharged, and any and all costs incurred thereon are to the responsibility of the Lessee.

          C. Lessee shall comply, and the Casino-Property shall be operated so as to comply, with all laws and regulations presently in force or subsequently enacted by Tunisia.

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          D.        Lessee shall operate and provide in the Casino  Property all casino facilities and casino services normally operated and provided in casinos of comparable class.

          E. Lessee shall be entitled to operate service liquor bars within the Casino- Property for the purpose of selling drinks of patrons of the Casino as well as dispensing complimentary beverages.

13. Relationship of the Parties. Nothing herein contained shall be construed as effecting a co-partnership of joint venture between the parties, and it is the express intent of the parties that the relationship between them shall be solely and exclusively that of Landlord and Tenant, under the terms and conditions hereof.

14. Hold Harmless. Owner and Lessee shall, at all times during the term of Agreement, indemnify and save, protect and keep harmless each other from and against any and all liability, cost, damage, expense, and fine, whatsoever, which may arise or be claimed by a person or persons for any loss of money or damage to any property whatsoever, or injury to or death of any person whomsoever, consequent upon or arising from or out of any act of omission of the other.

15. Insurance. During the term of this Agreement, Lessee shall maintain, at Lessee's expense, with a reputable insurance company or companies reasonably satisfactory to Owner, personal injury and property liability insurance with coverage of no less than $1,000,000.00 for personal injury and no less than $500,000 for property damage, and Owner shall be listed as an additional insured. In addition, Lessee shall cause employees to be duly insured by such policies of Workman's Compensation or similar insurance as may be required by applicable laws. The Lessee shall obtain and keep in effect an insurance policy covering the risk of fire, flood, and subsidence damage to the Casino-Property. Owner shall be listed as additional insured. Such insurance shall include loss of revenue for a 24 month period.

16. Right of Inspection. Owner shall have the right to enter upon and/or inspect any part of the property at any time; provided however, such visits or inspections shall be conducted with as little disturbance as possible to the operations of the Casino and in the company of a representative of the Lessee. Such access to the Casino-Property shall not be unreasonably withheld.

17. Assignment. Lessee may assign this Agreement, or may assign or transfer its interest in the property, and any of its rights, or privileges under this Agreement so long as the Gambling Licenses remain in the name of the Owner, and so long as Lessee remains in control of the operation of the Casino-Property. Assignment of this Agreement requires the prior written consent of Owner, which shall not be unreasonably withheld.

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18.       Appearance of Premises. It is expressly understood and agreed that the appearance of the property which have been provided by the Owner at its expense, including the placing of signs and the general conduct of the business on the Casino-Property Area, will have a material effect on the reputation of Owner. The Owner, therefore, hereby expressly reserves the right to control and regulate the appearance of the property at all times during the term of this Agreement, including, but not limited to the regulation of any signs, advertisements or other promotional material used in connection with the operation of the Casino. Lessee shall have the right to advertise the Casino but the format of the advertising shall be in keeping with the dignity of the complex housing the Casino-Property, and the Owner shall not unreasonably withhold its approval of the form of such advertising. Lessee will annually prepare a specification book for a programme of promotional and touristic activities. No structural, material or other
          alterations   to  the   external   or  internal   appearance   of  the
          Casino-Property may be undertaken by the Lessee except with the express written permission of the Owner.

19. Entertainment. Lessee shall have the right to decide if any entertainment is needed in the Casino-Property. Lessee shall be responsible for the payment for all entertainment in the Casino-Property. Any such entertainment shall be in accordance with the regulations of Tunisia.

20. Default. If, at any time during the term of this Agreement, one or more of the following events shall occur, Owner may forthwith terminate this Agreement:

          A. Lessee shall fail to make any payment due under this Agreement on or prior to the date upon which it is due, and such failure shall continue for thirty (30) days after written notice. In such an event the Lessee shall pay the Owner 2% per month on the sum so delayed.

          B. Lessee shall fail or refuse to fully perform or comply with any other agreement, covenant, or undertaking, which it is required by this Agreement to perform or comply with, or shall otherwise violate any provision hereof, and such failure shall continue for thirty (30) days after written notice. Provided that, if Lessee is diligently attempting to cure a non-monetary default but cannot reasonably do so in thirty (30) days, the cure period shall continue as long as reasonably necessary for Lessee to cure the non-monetary default, in the exercise of reasonable diligence. Should the lease be terminated under the above conditions, the owner retains the right to receive the rental for the remaining term of this Agreement.

21. Notices. Unless a party hereto shall in writing direct otherwise, all notices to be served or rendered under this Agreement shall be properly served and rendered if sent by Registered Mail directed to:

                         Owner:    Loisirs Club Hammamet
                                   30, Rue Assamaoual - Notre Dames
                                   1002 Tunis, Tunisie
                                   Telephone:                2161-794-450
                                   Telefax:                  2161-793-953

                         Copy to:  GMH
                                   29, venue de la Porte Neuve
                                   L-27 Luxembourg
                                   Telephone:                352-470-168
                                   Telefax:                  352-470-352

                        Lessee:    Cleopatra Palace Limited
                                   c/o Gabriel Tabarani
                                   Chartwell House, 80 Wimbledon Parkside
                                   London SW19 SLN England
                                   Telephone: 081-789-6762

                         Copy to:  Mohamed Moncef Barouni
                                   6 Rue d' Argentine - Le Belvedere
                                   1002 Tunis
                                   Telephone:                2161-285-868
                                   Telefax:                  2161-786-553

          Any party may change its address for notice by written notice and such change shall be effective upon actual receipt of same.

22. Governing Law. This Agreement is subject to and shall be interpreted in accordance with the laws of Tunisia.

23. Arbitration. If at any time hereafter, any dispute shall arise between Owner and Lessee hereto with respect to this Agreement or the right to claim an abatement of their obligations by reason of a force majeure, then such dispute shall be referred to arbitration by three (3) disinterested persons, one each to be appointed by Owner and Lessee and the third party to be appointed by the other two in writing. If either party shall refuse or fail to appoint an arbitrator within ten
          (10) days after such a request or if the two appointed arbitrators refuse or fail to appoint the third arbitrator within ten (10) days after their appointment, then either party to this Agreement may request a Judge, in the first instance, in Tunisia, to appoint the third arbitrator. Parties shall abide by such an appointment. The appointment arbitrators shall proceed in accordance with the arbitration stipulations of the Code of Laws of Tunisia.

IN WITNESS WHEREOF, this Agreement is executed in duplicate copies, of like terms and effect, on this day the Tenth of October, 1994.



"Owner"                                 "Lessee"
Loisirs Club Hammamet                   Cleopatra Palace Ltd
                                        an Irish Corporation



By:  /s/  Jinan Abdulla                 By:  /s/  Gabriel Tabarani
   -------------------------------         ------------------------------------
          Jinan Abdulla                           Gabriel Tabarani

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                          SOCIETE LOISIRS CLUB HAMMAMET
                 CASINO LEASE AND OPERATING MANAGEMENT CONTRACT


THIS DOCUMENT WITNESSETH:

ON THE HAND, SOCIETE LOISIRS CLUB HAMMAMET, domiciled in Tunis, Tunisia ( "Owner" )

AND ON THE OTHER HAND CLEOPATRA HAMMAMET LIMITED the casino operating company of Avenue Hedi CHAKER Immeuble Ben SALAH 1002 Tunis ( "Lessee" ):

         WHEREAS,   Owner  is  the  present  owner  of  a  building,  now  under construction ( the "Casino-Property" ) as more fully described in Exhibit A which is incorporated by reference; and

         WHEREAS, Owner presently has an agreement in principle which will allow the operating company to obtain a governmental license or permit which legally authorises it to operate and maintain a gaming casino (the " Casino ") with slot machines, table games and video machines in Tunisia (the "Gambling License") subject to compliance by Owner and by lessee with all applicable Tunisian laws and regulations; and

         WHEREAS, the parties hereto desire to enter into this lease for the Casino Property in which lessee shall operate a Casino with the particular location of the Casino Property being more fully described in Exhibit B.

         NOW, THEREFORE, in consideration of the covenants and conditions herein to be kept and performed by the parties hereto, and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the following shall be, and hereby is understood and agreed:

1. Lease. Owner does hereby lease the Casino-Property to lessee for a fixed rental as follows:

          A. First Year beginning 31st December 1995 or occupancy when the space designated as that for housing the Casino-Property is deemed to be ready for occupancy, according to building and other such regulations as per the initial control office (SOCOTEC) certificate. Lessee will pay in Tunisian Dinars a net sum equivalent to Two Million US Dollars ( $ US
                    2.000.000 ) payable to the owner in two payments, half of the sum on occupancy and the other half when Casino open for business .

          B. Second year beginning one (1) year from the date of occupancy by lessee as mentioned above, the net sum in Tunisian Dinars equivalent to Two Million five hundred thousand US Dollars (US $ 2.500.000), payable to the Owner in its entirety one year after occupancy;

          C. Third year beginning two (2) years from the date of occupancy by Lessee as mentioned above. the net sum in Tunisian Dinars equivalent to Three Million US Dollars ( $ US. 3.000.000 ), payable to the Owner in its entirety two years after occupancy;

          D. Fourth year beginning three years from the date of occupancy by Lessee as mentioned in 1A above the net sum in Tunisian Dinars equivalent to Three Million two hundred and fifty thousand US Dollars ( $ US. 3.250.000 ), payable to the Owner in its entirety three years after occupancy;

          E. Fifth year and thereafter, yearly increases in Tunisian Dinars equivalent of Two Hundred Fifty Thousand US Dollars ( $ US. 250.000 ) up to a total rental per year of a net sum in Tunisian Dinars equivalent to Five million US Dollars ( $ US. 5.000.000 ) per annum, payable to the owner in its entirety four years after occupancy and of each year of this Agreement thereafter, as hereunder payable in Tunisian Dinars a net sum equivalent to:

                        $ US. 3.250.000 four years after occupancy
                        $ US. 3.500.000 five years after occupancy
                        $ US. 3.750.000 six years after occupancy
                        $ US. 4.000.000 seven years after occupancy
                        $ US. 4.250.000 eight years after occupancy
                        $ US. 4.500.000 nine years after occupancy
                        $ US. 4.750.000 ten years after occupancy
                        $ US. 5.000.000 eleven years after occupancy
                    and
                         $ US. 5.000.000 twelve, thirteen and fourteen years after occupancy

2. Operation. Lessee shall manage the Casino-Property by and through experienced and professionally competent operators, reasonably acceptable to Owner. Lessee shall have full and complete control of the operation of the Casino, subject only to the terms and conditions of this Agreement.

3. License. Lessee shall obtain and maintain the Gambling License for and during the entire term of this agreement, and Owner hereby authorises the Lessee to operate the Casino during the term of this agreement in accordance with the provisions of the Gambling License, the laws of Tunisia, and other terms of this Agreement. Commencement of the initial term and the continuation of this Agreement and Lessee's and Owner's obligations hereunder are subject to Lessee obtaining the Gambling License, without prejudice to clause 4 below.

4. Compliance. Lessee shall comply with the laws of Tunisia in operating the Casino-Property under the Gambling License in accordance with the terms of this Agreement. If the Casino license is to be frozen or withdrawn temporarily by the Tunisian Authority for any reason caused by the Lessee, the Lessee will keep paying the rent during that period up to one year. In the event that Lessee is unable to cure the default that caused the license to be frozen or withdrawn, the contract automatically terminates, unless agreed otherwise between the two parties. Where the contract terminates because of the default of or actions attributable to the Lessee, the Owner has the right to take back the building and all the filings, furniture and equipment supplied originally and owned or leased by the Lessee, without compensation.

5. Term. This agreement shall be effective when signed by the parties but the initial term of this Agreement shall be fifteen (15) years from the date of occupancy by the lessee as stated above, i.e. December 1995 or shortly after. This Agreement shall be automatically renewed for two ( 2 ) successive ten ( 10 ) years terms, unless same is terminated by lessee upon written notice to owner one (1) full year in advance of the expiration of the initial term, or any of the additional ten ( 10 ) year term. A yearly increase of the last rent for the additional periods of the present lease has been agreed upon between the two parties as follows:

          - Ten per cent ( 10 % ) for the first year of the first additional term.
          - Five per cent ( 5 % ) per year for the four following years of that period.
          - Ten per cent ( 10 % ) for the first year of the second five years period.
          - Five per cent ( 5 % ) per year for the remaining four years of that period.
          - Ten per cent ( 10 % ) for the first year of the third additional five years.
          - Five per cent ( 5 % ) per year for the following four years of this additional term.
          - Ten per cent ( 10 % ) for the first of the fourth additional five years term.
          - Five per cent ( 5 % ) per year for the remaining four years of this last additional term

6. Lessee during the term of the Agreement will be responsible for the payment to the Owner of charges incurred for the interior and external maintenance of the Casino-Property including but not limited to the air conditioning and ventilation system(s), electrical and plumbing installations and carpeting, and all other landlord and Lessee fittings.

7. The Owner recognises Lessee in order to obtain full enjoyment of the Casino facilities that the hotel complex be completed on or before the date of the opening of the Casino; otherwise the Lessee has the right to suspend the payments of the rental during the time from that date until the hotel is completed, and the lease shall be extended by that same period of time.

8. Surrender at Termination. At the expiration of the term of this Agreement or the additional terms, or upon the earlier termination thereof, Lessee shall surrender and return the Casino-Property in the condition thereof existing at the commencement of the term, ordinary wear and tear, and damage by fire or other casualty, excepted. Lessee shall be entitled to retain all of its furniture, gambling machines, equipment, records, supplies inventories and other personal property utilised in the operation of the Casino-Property except as provided in Clause 4 above.

9. Operating Capital. Lessee shall provide and expend a minimum of Three Million Tunisian Dinars ( T.D. 3.000.000 ) in funds to equip the Property, and operate the casino.

10. Deposit. As security for the lease payment(s), and the execution of all the terms and conditions of this Agreement, the Lessee shall deposit in Tunisian Dinars the equivalent of the sum of One Million and One Half US Dollars ( $ US. 1.500.000 ) in the following ways:

          A-        The  equivalent of five hundred  thousand US Dollars ( $ US.
                    500.000 ) in the form of cash. This payment to be effective as of the date of signing of this agreement

          B- A cash payment in Tunisian Dinars equivalent of Five hundred thousand US Dollars ( $ US. 500.000 ) to be paid to owner at the same time when the owner releases the L.C. N// SB - 51880/94/676 issued by first Los Angeles Bank for the amount of ( US $ 500.000 ). Such payment should be effected on or before the 1st November 1995.

          C- A cash payment in Tunisian Dinars equivalent to five hundred thousand US Dollars ( $ US. 500.000 ) on or before 15th November 1995.

          D- An interest of 7% ( seven per cent ) per year will be paid on A, B, and C above by the owner to the lessee together with the cash deposits on 31st December 1999.

11.      Furniture, Furnishings Fixtures and Equipment

          A.        Owner   shall,   at  its  sole   expense,   make  ready  the
                    Casino-Property for occupancy according to building and other such regulations as per the control office (SOCOTEC) certificate, painted and fitted with carpet of local manufacture. This includes all costs of roads, parking spaces, access corridors, walkways and landscaping.

          B. Lessee shall, at its sole expense, provide all gaming devices and related equipment necessary for the operation of the casino including drapes, quality decoration and chandeliers as required by lessee to a standard befitting a property of this stature without prejudice to Clause 9 above. Parking attendants for the casino-property shall be employees of the lessee. Such costs will not include items specified in ( B ) below.

12.      Conduct of Business

          A. During the term of this Agreement, the Casino and Gambling License shall be used solely for the purposes of this Agreement. Lessee shall manage and operate the casino to the best of its ability; and in a proper, efficient and businesslike manner; and to the extent that the ambiance of a high class casino shall at all times be maintained, without prejudice to clauses aforegoing. Lessee shall keep the casino open and available for business on all days of the months of January through December (Twelve "12" months) not less than eight ( 8 ) hours per day, but only during the times when there is sufficient business to justify the operation, except when prevented by force majeure. In such an occurrence, Lessee is entitled to a rebate/reduction of 50% of the rent so due for six ( 6) months after which both the Owner and/or the Lessee may terminate this Agreement.

          B. Lessee shall employ and train all employees of the Casino-Property. All such employees shall be the employees of the Lessee. All employees of the Casino-Property shall be neatly and cleanly attired and if any of the Casino-Property's employees shall, in any way, bring discredit upon the Country of Tunisia or any city therein, they shall be immediately discharged, and any and all costs incurred thereon are to the responsibility of the Lessee.

          C. Lessee shall comply, and the Casino-Property shall be operated so as to comply, with all laws and regulations presently in force or subsequently enacted by Tunisia.

          D. Lessee shall operate and provide in the Casino-Property all casino facilities and casino services normally operated and provided in casinos of comparable class.

          E. Lessee shall be entitled to operate service liquor bars within the Casino Property for the purpose of selling drinks of patrons of the Casino as well as dispensing complementary beverages.

13. Relationship of the Parties. Nothing herein contained shall be construed as effecting a co-partnership of joint venture between the parties, and it is the express intent of the parties that the relationship between them shall be solely and exclusively that of Landlord and Tenant, under the terms and conditions hereof

14. Hold Harmless. Owner and Lessee shall, at all times during the term of this Agreement, indemnify and save, protect and keep harmless each other from and against any and all liability, cost, damage, expense, and fine, whatsoever, which may arise or be claimed by a person or persons for any loss of money or damage to any property whatsoever, or injury to or death of any person whomsoever, consequent upon or arising from or out of any act of omission of the other.

15. Insurance. During the term of this Agreement, Lessee shall maintain, at Lessee's expense, with a reputable insurance company or companies reasonably satisfactory to Owner, personal injury and property liability insurance with coverage of no less than $ 1,000,000.00 for personal injury and no less than $ 500,000 for property damage, and Owner shall be listed as an additional insured. In addition, Lessee shall cause employees to be duly insured by such policies of Workman's Compensation or similar insurance as may be required by applicable laws. The Lessee shall obtain and keep in effect an insurance policy covering the risk of fire, flood, and subsidence damage to the Casino-Property. Owner shall be listed as additional insured. Such insurance shall include loss of rent for a 24 month period.

16. Right of Inspection. Owner shall have the right to enter upon and/or inspect any part of the property at any time; provided however, such visits or inspections shall be conducted with as little disturbance as possible to the operations of the casino and in the company of a representative of the Lessee. Such access to the Casino-Property shall not be unreasonably withheld.

17. Assignment. Lessee may assign this Agreement, or may assign or transfer its interest in the property, and any of its rights, or privileges under this Agreement so long as the Gambling Licenses remain in the name of the Operator, and so long as Lessee remains in control of the operation of the Casino-Property. Assignment of this Agreement requires the prior written consent of Owner, which shall not be unreasonably withheld.

18. Appearance of Premises. It is expressly understood and agreed that the appearance of the property which have been provided by Owner at its expense, including the placing of signs and the general conduct of the business on the Casino-Property Area, will have a material effect on the reputation of Owner. The Owner, therefore, hereby expressly reserves the right to control and regulate the appearance of the property at all times during the term of this Agreement, including, but not limited to the regulation of any signs, advertisements or other promotional material used in connection with the operation of the casino Lessee shall have the right to advertise the casino but the format of the advertising shall be in keeping with the dignity of the complex housing the Casino-Property, and the Owner shall not unreasonably withhold its approval of the form of such advertising. Lessee will annually prepare a specification book for a programme of promotional and touristic activities. No structural, material or other alterations to the external or internal appearance of the Casino-Property may be undertaken by the Lessee except with the express written permission of the Owner.

19. Entertainment. Lessee shall have the right to decide if any entertainment is needed in the Casino-Property. Lessee shall be responsible for the payment for all entertainment in the Casino-Property. Any such entertainment shall be in accordance with the regulations of Tunisia.

20. Default. If, at any time during the term of this Agreement, one or more of the following events shall occur, Owner may forthwith terminate this Agreement:

          A. Lessee shall fail to make any payment due under this Agreement on or prior to the date upon which it is due, and such failure shall continue for thirty ( 30 ) days after written notice. In such an event the lessee shall pay the owner 2% per month on the sum so delayed.

          B. Lessee shall fail or refuse to fully perform or comply with any other agreement, covenant, or undertaking, which it is required by this Agreement to perform or comply with, or shall otherwise violate any provision hereof, and such failure shall continue for thirty ( 30 ) days after written notice. Provided that, if lessee is diligently attempting to cure a non-monetary default but cannot reasonably do so in thirty ( 30 ) days, the cure period shall continue as long as reasonably necessary for Lessee to cure the non-monetary default, in the exercise of reasonable diligence. Should the lease be terminated under the above conditions, the Owner retains the right to receive the rental for the remaining term of this Agreement.

21. Notices. Unless a party hereto shall in writing direct otherwise, all notices to be served or rendered under this Agreement shall be properly served and rendered if sent by Registered Mail directed to:

                    Owner:    Loisirs Club Hammamet
                              30, Rue Essamaouel - Notre Dame
                              1002 Tunis, Tunisie
                              Telephone:       216 1 794 450
                              Telefax:         216 1 793 953

                    Copy to:  GMH
                              29, Avenue de la Porte Neuve
                              L - 2227 Luxembourg
                              Telephone:       352 470 168
                              Telefax:         352 470 352

                    Lessee:   Cleopatra Hammamet Ltd.
                              Avenue Hedi CHAKER
                              Immeuble Ben SALAH
                              1002 Tunis

                    Copy to:  Mohamed Moncef Barouni
                              6 Rue d'Argentine - Le Belvedere
                              1002 Tunis
                              Telephone:       2161-285-868
                              Telefax:         2161- 786-553

          Any party may change its address for notice by written notice and such change shall be effective upon actual receipt of same.

22. Governing Law. This Agreement is subject to and shall be interpreted in accordance with the laws of Tunisia

23. Arbitration. If any time hereafter, any dispute shall arise between Owner and Lessee hereto with respect to this Agreement or the right to claim an abatement of their obligations by reason of a force majeure, then such dispute shall be referred to arbitration by three ( 3 ) disinterested persons, one each to be appointed by Owner and Lessee and the third party to be appointed by the other two in writing. If either party shall refuse or fail to appoint an arbitrator within ten ( 10 ) days after such a request or if the two appointed arbitrators refuse or fail to appoint the third arbitrator within ten ( 10 ) days after their appointment, then either party to this Agreement may request a Judge, in the first instance, in Tunisia, to appoint the second and/or the third arbitrator. Parties shall abide by such an appointment. The appointed arbitrators shall proceed in accordance with the arbitration stipulations of the Code of Laws of Tunisia.

          IN WITNESS WHEREOF, this Agreement is executed in duplicate copies, of
like   terms  and   effect,   on  this  day  of ----------, 199---.

" Owner"                                             " Lessee"
Loisirs Club Hammamet